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                                                            EXHIBIT NO. 11
                                                            --------------

                    COMPUTATION  OF  EARNINGS  PER
                    ------------------------------

                            COMMON  SHARE
                            -------------


      Primary earnings per share is computed by dividing net income, less dividends on preferred stock, by the weighted average common shares and dilutive common share equivalents outstanding.

                                                                    Three Months Ended
                                                                        March 31,
                                                                 ------------------------
                                                                    1996          1995
                                                                 ----------    ----------
                                                      (dollars in thousands, except per share data)
Primary:

Average common shares outstanding                                 4,510,032     4,382,416
Common stock equivalents of warrants and
     options outstanding-based on the
     treasury stock method using market price                        31,925        13,227
                                                                 -----------   -----------
                                                                  4,541,957     4,395,643
                                                                 ===========   ===========
Net income                                                       $    3,263    $    2,443
Less:  Dividends on preferred stock                                     (58)          (58)
                                                                 -----------   -----------
                                                                 $    3,205    $    2,385
                                                                 ===========   ===========
Primary earnings per common share                                $      .71    $      .54
                                                                 ===========   ===========

      Fully diluted earnings per share gives effect to the increase in the weighted average shares outstanding which would have resulted from conversion of the outstanding convertible debentures and to the related reduction in interest expense on an after-tax basis.

                                                                    Three Months Ended
                                                                        March 31,
                                                                 ------------------------
                                                                    1996          1995
                                                                 ----------    ----------
                                                      (dollars in thousands, except per share data)
Fully diluted:

Average common shares outstanding                                 4,510,032     4,382,416
Common stock equivalents of warrants and
     options outstanding-based on the
     treasury stock method using market price                        31,925        13,227
Convertible debenture common stock equivalents                      237,600       356,400
                                                                 -----------   -----------
                                                                  4,779,557     4,752,043
                                                                 ===========   ===========
Net income                                                       $    3,263    $    2,443
Less:  Dividends on preferred stock                                     (58)          (58)
Plus:  Convertible debenture interest,
       net of federal income tax effect                                  35            45
                                                                 -----------   -----------
                                                                 $    3,240    $    2,430
                                                                 ===========   ===========
Fully diluted earnings per common share                          $      .68    $      .51
                                                                 ===========   ===========